PRESS RELEASE

FOR IMMEDIATE RELEASE

CAPITAL GOLD CORPORATION
ANNOUNCES DISCONTINUATION OF NEGOTIATIONS WITH TIMMINS GOLD

NEW YORK, February 1, 2011 – Capital Gold Corporation (TSX: CGC; NYSE AMEX: CGC) announced today that its Board of Directors (the “Board”) has advised Timmins Gold Corp. (“Timmins”), of its determination to terminate its consideration of the proposal submitted by Timmins as it has determined that the Timmins proposal does not constitute a superior proposal as that term is defined in the agreement and plan of merger with Gammon Gold (“Gammon”).  This determination is based upon Capital Gold’s review of Timmins’ due diligence materials.    Additional disclosure with respect to the Board’s deliberations will be set forth in a further amendment to the Company’s Preliminary Proxy contained within Gammon’s Registration Statement on Form F-4.

About Capital Gold

Capital Gold Corporation (CGC) is a gold production and exploration company. Through its Mexican subsidiaries and affiliates, it owns 100% of the "El Chanate" gold mine located near the town of Caborca in Sonora, Mexico.  On August 2, 2010, Capital Gold acquired Nayarit Gold Inc.  Capital Gold is focused on optimizing the El Chanate operations and advancing the Del Norte deposit in the Orion District in the state of Nayarit, Mexico.  Capital Gold also owns and leases mineral concessions near the town of Saric, also located in Sonora, that are undergoing exploration for gold and silver mineralization.  Additional information about Capital Gold and the El Chanate Gold Mine is available on the Company's website, www.capitalgoldcorp.com.

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Important Additional Information Regarding the Acquisition will be filed with the SEC.
This press release is not, and is not intended to be, a solicitation of proxies or an offer of securities. The parties have filed a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) and Gammon Gold has filed a management information circular with Canadian Securities regulatory authorities. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE SEC AND CANADIAN SECURITIES REGULATORY FILINGS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of these SEC and Canadian securities regulatory filings and other documents filed by Capital Gold or Gammon Gold at the SEC Web site http://www.sec.gov or www.SEDAR.com, as applicable. These SEC and Canadian securities regulatory filings and other documents also may be obtained for free, as applicable, from Capital Gold by directing such request to Capital Gold Corporation, Investor Relations, 76 Beaver Street, 14th floor, New York, New York 10005 or at Capital Gold’s Web site at www.capitalgoldcorp.com or from Gammon Gold by directing such request to Gammon Gold, Inc., Investor Relations, 1701 Hollis Street, Suite 400, Founders Square, PO Box 2067, Halifax, Nova Scotia, B3J 2Z1, Canada or at Gammon Gold's Web site at www.gammongold.com.

Statements in this press release and the statements of representatives and partners of Capital Gold Corporation (the "Company") related thereto, other than statements of historical information, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," or similar expressions.  Investors are cautioned that forward-looking statements are inherently uncertain and subject to material risks.  Actual performance and results may differ materially from those projected or suggested due to certain risks and uncertainties, some of which are described below.  Such forward-looking statements include comments regarding the future growth of the Company.  Factors that could cause actual results to differ materially include timing of and unexpected events during construction, expansion and start-up; variations in ore grade, strip ratio, tonnes mined, crushed or milled; delay or failure to receive board, regulatory or government approvals; the availability of adequate water supplies; mining or processing issues, and fluctuations in gold price and costs.  Many of these factors are beyond the Company's control.  There can be no assurance that future developments affecting the Company will be those anticipated by management.

Any forecasts contained in this press release constitute management's current estimates, as of the date of this press release, with respect to the matters covered thereby. We expect that these estimates will change as new information is received and that actual results will vary from these estimates, possibly by material amounts. While we may elect to update these estimates at any time, we do not undertake to update any estimate at any particular time or in response to any particular event. Investors and others should not assume that any forecasts in this press release represent management's estimate as of any date other than the date of this press release.

Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:
Kelly Cody, Investor Relations Manager
Capital Gold Corporation
Tel: (212) 344-2785
Fax: (212) 344-4537
Email: kelly@capitalgoldcorp.com